EXHIBIT 10.1

Execution Version

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of April 3, 2012 (this “Agreement”), by and among Bernard Chaus, Inc., a New York corporation (the “Company”), the shareholders of the Company listed on the signature page(s) hereto (collectively, the “Family Shareholders” and each individually a “Family Shareholder”), BC Family Merger Corp., a New York corporation (“Family Newco”), Camuto Consulting, Inc., a Connecticut corporation (“CCI”), and Camuto Merger Sub, Inc., a New York corporation and a wholly owned direct subsidiary of CCI (“Investor Newco”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

WHEREAS, concurrently with the execution and delivery of this Agreement, the parties hereto have entered into an Agreement and Plan of Merger (as amended, restated or otherwise modified from time to time, the “Merger Agreement”), providing for, among other things, the merger of Family Newco and Investor Newco into the Company pursuant to the terms and conditions of the Merger Agreement (the “Merger”);

WHEREAS, as of the date hereof, Family Newco and the Family Shareholders beneficially own the shares of capital stock of the Company set forth on Schedule I hereto (such shares, or any other voting or equity securities of the Company acquired hereafter during the term of this Agreement, including but not limited to shares acquired by the Family Shareholders pursuant to the exercise of options (whether now held or granted after the execution of this Agreement) to acquire the common stock of the Company, being referred to herein collectively as the “Shares”);

WHEREAS, as a condition to CCI’s and Investor Newco’s willingness to enter into the Merger Agreement, CCI’s and Investor Newco have required that Family Newco and each of the Family Shareholders execute and deliver this Agreement; and

WHEREAS, in order to induce CCI and Investor Newco to enter into the Merger Agreement, Family Newco and the Family Shareholders are willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1.   Voting of Shares.

(a)           Family Newco and each of the Family Shareholders hereby covenant and agree that, during the term of this Agreement, at any meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, or in connection with any written consent of Family Newco or the Family Shareholders, Family Newco and each of the Family Shareholders shall, in each case to the fullest extent that they are entitled to vote thereon or consent thereto:

(i)           appear at each such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)            vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Shares in favor of the adoption of the Merger Agreement and the approval of the Merger; and

(iii)            vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Shares against any Takeover Proposal, action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by Family Newco or any of the Family Shareholders of their respective obligations under the Merger Agreement or this Agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries (other than the Merger); (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (C) an election of new members to the board of directors of the Company; (D) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws; or (E) any other material change in the Company’s corporate structure or business.

(b)           Family Newco and each of the Family Shareholders hereby irrevocably grant to and appoint CCI and any individual designated in writing by CCI, and each of them individually, as proxy and attorney-in-fact (with full power of substitution), for and in each of their name, place and stead, to vote or act by written consent with respect to all of the Shares with respect to any of the matters specified in, and in accordance and consistent with, this Agreement. Family Newco and each of the Family Shareholders understand and acknowledge that CCI and Investor Newco are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Family Newco and each of the Family Shareholders. Family Newco and each of the Family Shareholders hereby affirm that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Family Newco and each Family Shareholder under this Agreement.  Except as otherwise provided for herein, Family Newco and each of the Family Shareholders hereby affirm that this proxy is coupled with an interest and is irrevocable, and Family Newco and each Family Shareholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by Family Newco or any Family Shareholder with respect to the Shares. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

(c)           Except as set forth in Section 1(a), Family Newco and the Family Shareholders shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the shareholders of the Company.  In addition, nothing in this Agreement shall give CCI or Investor Newco or any of their designees the right to vote any Shares in connection with the election of directors.

Section 2.   No Inconsistent Agreements.  Family Newco and each of the Family Shareholders hereby covenant and agree that, except for this Agreement, he, she or it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Shares.

Section 3.   Transfer of Shares.  Family Newco and each of the Family Shareholders hereby covenant and agree that while this Agreement is in effect he, she or it will not (a) sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any Shares; provided that the foregoing shall not prevent (i) the transfer of Shares upon the death of a Family Shareholder pursuant to the terms of any trust or will of the Family Shareholder or by the laws of intestate succession, but only if, and any such transfer shall be void ab initio unless, the transferee executes and delivers to CCI and Investor Newco an agreement to be bound by the terms of this Agreement to the same extent as the Family Shareholder or (ii) the conversion of the Shares into the right to receive Merger Consideration pursuant to the Merger in accordance with the terms of the Merger Agreement.

Section 4.   Representations and Warranties.  Family Newco and each of the Family Shareholders, on his, her or its own behalf, hereby severally represents and warrants to CCI and Investor Newco with respect to his, her or its ownership of the Shares as follows:

(a)           Ownership of Shares.  Family Newco and each of the Family Shareholders beneficially own all of the Shares as set forth on Schedule I hereto and have good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests.  Family Newco and the Family Shareholders do not own any shares of Company Common Stock or Company Preferred Stock, or a right to acquire Company Common Stock or Company Preferred Stock, other than the Shares set forth on Schedule I hereto.  Family Newco and the Family Shareholders have sole voting power, without restrictions (other than those created by this Agreement), with respect to all of the Shares owned by such shareholder as set forth on Schedule I hereto.

(b)           Power, Binding Agreement. Family Newco and each of the Family Shareholders have the legal capacity and all requisite power and authority to enter into and perform all of his, her or its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by Family Newco and each of the Family Shareholders and constitutes a valid and binding obligation, enforceable against each of them in accordance with its terms.

(c)           No Conflicts.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Family Newco, the Family Shareholders, the Shares or any of Family Newco’s or the Family Shareholders’ properties or assets.  Except as expressly contemplated in the Merger Agreement or this Agreement, neither Family Newco nor any of the Family Shareholders are a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, shareholders’ agreement, partnership agreement or voting trust. Except as set forth in Section 3.01(d)(iii) of the Merger Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to Family Newco and the Family Shareholders in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 5.   Waiver of Appraisal Rights.  Family Newco and each of the Family Shareholders hereby waive any rights of appraisal or rights to dissent from the Merger that he, she or it may have under applicable law or otherwise.

Section 6.   Termination.  This Agreement shall terminate upon the first to occur of:

(a)           the Effective Time;

(b)           delivery of written notice of termination of this Agreement by CCI and Investor Newco to Family Newco and the Family Shareholders; or

(c)           the date of termination of the Merger Agreement.

Section 7.   Fiduciary Duties.  Notwithstanding anything herein to the contrary, Family Newco and each of the Family Shareholders is signing this Agreement solely in his, her or its capacity as an owner of their respective Shares, and nothing herein shall prohibit, prevent or preclude Family Newco or the Family Shareholders from taking or not taking any action in their capacity as an officer or director of the Company to the extent permitted by the Merger Agreement.

Section 8.   Consent and Waiver.  Family Newco and each of the Family Shareholders hereby give any consent or waiver that is reasonably required for the consummation of the Merger under the terms of any agreement to which he, she or it is a party or pursuant to any rights he, she or it may have in their capacity as a shareholder of the Company.

Section 9.   Miscellaneous.

(a)           Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(b)           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c)           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(d)           Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(e)           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) at the facsimile telephone number specified in this Section 9(e) prior to 5:00 p.m. (New York time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) at the facsimile telephone number specified in this Section 9(e) later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (iii) when received, if sent by nationally recognized overnight courier service (providing proof of delivery) or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such notices and communication shall be as follows:

if to the Family Shareholder or Family Newco, to:

c/o Bernard Chaus, Inc.
530 Seventh Avenue
New York, NY 10018

Attention:  Josephine Chaus

with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036

Facsimile:  (215) 994-4000
Attention:  Martin Nussbaum, Esq.
    Geraldine A. Sinatra, Esq.

if to CCI or Investor Newco, to:

Camuto Consulting Inc.
411 West Putnam Avenue
Greenwich, CT 06830

Facsimile:  (866) 257-8234
Attention:  Jeffrey Howald, CFO

with a copy to (which shall not constitute notice):

Robinson & Cole LLP
1055 Washington Boulevard
Stamford, CT 06901

Facsimile:  (203) 462-7599
Attention:  Eric J. Dale, Esq.

if to the Company, to:

c/o Bernard Chaus, Inc.
530 Seventh Avenue
New York, NY 10018

Attention:  Josephine Chaus

with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036

Facsimile:  (215) 994-4000
Attention:  Martin Nussbaum, Esq.
    Geraldine A. Sinatra, Esq.

and

Pryor Cashman LLP
7 Times Square
New York, NY 10036

Facsimile: (212) 798-6312
Attention: Richard S. Frazer, Esq.

(f)   No Third Party Beneficiaries.  This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

(g)           Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be void ab initio, except that CCI or Investor Newco may assign this Agreement to any direct or indirect wholly owned subsidiary or Affiliate without the consent of the Company, Family Newco or the Family Shareholders. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(h)           Interpretation.  When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

(i)           Specific Enforcement; Consent to Jurisdiction.  Notwithstanding anything in this Agreement to the contrary, the parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the Southern District of New York or in any state court in New York County, this being in addition to any other remedy to which they are entitled at Law or in equity.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the Southern District of New York or of any state court in New York County in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the Southern District of New York or a state court in New York County.

(j)           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

(k)           Non-Survival of Representations, Warranties and Covenants.  The representations, warranties, covenants and agreements of Family Newco and the Family Shareholders contained herein shall not survive the termination of this Agreement, except for Section 4 of this Agreement which shall survive the Effective Time for a period of three (3) years.

(l)           No Control.  Nothing contained in this Agreement shall give CCI or Investor Newco the right to control or direct the Company or the Company’s operations.

(m)           Further Assurances.  From time to time, at the request and expense of CCI’s or Investor Newco’s, and without further consideration, Family Newco and each of the Family Shareholders shall execute and deliver such additional documents and take all such further action as maybe necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement.

(n)           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

[Signature page follows]

[Signature page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

JOSEPHINE CHAUS,

/s/ Josephine Chaus

ARIEL CHAUS,

/s/ Ariel Chaus

AARON CHAUS,

by /s/ Josephine Chaus
Name: Josephine Chaus
Title: Custodian

AARON CHAUS 2003 TRUST,

by /s/ Ilya Chaus Hyatt
Name:Ilya Chaus Hyatt Title: Trustee

ARIEL CHAUS 2003 TRUST,

by /s/ Ilya Chaus Hyatt
Name: Ilya Chaus Hyatt Title: Trustee

BC FAMILY MERGER CORP,

by /s/ Josephine Chaus
Name: Josephine Chaus Title: Chief Executive Officer

CAMUTO CONSULTING, INC.,

by /s/ Vincent Camuto
Name: Vincent Camuto Title: Chairman and CEO

CAMUTO MERGER SUB, INC.,

by /s/ Vincent Camuto
Name: Vincent Camuto Title: Chairman and CEO

BERNARD CHAUS, INC.,

by /s/ Josephine Chaus
Name: Josephine Chaus Title: Chief Executive Officer

Schedule I

Family Shareholder Name	Number of Shares Underlying Options	Number of Shares of Common Stock	Total
Josephine Chaus	0	16,775,489	16,775,489
Aaron Chaus	0	683	683
Ariel Chaus	0	683	683
Aaron Chaus 1986 Trust	0	30,568	30,568
Ariel Chaus 1986 Trust	0	30,568	30,568
Aaron Chaus 2003 Trust	0	1,000,000	1,000,000
Ariel Chaus 2003 Trust	0	1,000,000	1,000,000